Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS THIRD QUARTER 2021 RESULTS

NEW YORK, NOVEMBER 1, 2021 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and nine months ended September 30, 2021. For the three months ended September 30, 2021 and 2020, net income was $0.15 per diluted share and $0.09 per diluted share, respectively.
Key highlights for the three months ended September 30, 2021 include:
•Executed 1.7 million square feet of new and renewal leases, with rent spreads on comparable space of 12.3%, including 0.7 million square feet of new leases, with rent spreads on comparable space of 26.3%
•Sequentially increased total leased occupancy to 91.5%, anchor leased occupancy to 94.2% and small shop leased occupancy to 85.7%
◦Leased to billed occupancy spread totaled 330 basis points
◦Total signed but not yet commenced lease population represented 2.4 million square feet and $43.5 million of annualized base rent
•Reported an increase in same property NOI of 14.5%
•Reported NAREIT FFO of $115.8 million, or $0.39 per diluted share
◦NAREIT FFO included items that impact FFO comparability, including a loss on extinguishment of debt, net, as previously announced, litigation and other non-routine legal expenses, and transaction expenses of ($27.4) million, or ($0.09) per diluted share
•Stabilized $52.5 million of reinvestment projects at an average incremental NOI yield of 10%, with the in process reinvestment pipeline now totaling $396.3 million at an expected average incremental NOI yield of 9%
•Completed $25.5 million of dispositions
•Issued $500.0 million of 2.500% Senior Notes due 2031 and redeemed $500.0 million of 3.250% Senior Notes due 2023
•Increased quarterly dividend by 12% to $0.24 per common share, which represents an annualized yield of approximately 4.1% as of October 29, 2021

Subsequent events:
•Acquired Pawleys Island Plaza, in the Georgetown, SC MSA, for $26.3 million, with an additional $250.0 - $300.0 million of acquisitions currently under negotiation
•Ranked first in its peer group and earned an “A” rating in GRESB’s 2021 Public Disclosure Score, which measures material sustainability disclosures of listed property companies and REITs globally
•Updated previously provided NAREIT FFO per diluted share expectations for 2021 to $1.72 - $1.75 from $1.70 - $1.76 and same property NOI growth expectations for 2021 to 7.5% - 8.5% from 4.5% - 6.0%, which incorporates the strong results for the three months ended September 30, 2021, as well as the previously announced $0.09 per diluted share loss on extinguishment of debt, which was not included in prior guidance

“Brixmor continues to deliver as the value add leader in the shopping center space, with robust leasing volumes, attractive spreads, accretive redevelopments, record rents and growing cash flows,” commented James Taylor, CEO and President. “Importantly, these very same results, as well as our growing reinvestment pipeline, set us up for continued outperformance for several quarters to come.”
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

COVID-19 UPDATE (as of October 26, 2021)
•For the three month ended September 30, 2021, 97% of billed based rents were collected and including rent deferrals, abatements and retro billing adjustments, total addressed billed base rent was 98%.
•A summary of trends in billed base rent collected, rent deferrals, abatements and retro billing adjustments and total addressed billed base rent follows:

	Percent of 2Q20, 3Q20 and 4Q20 Billed Base Rent Collected	Percent of 1Q21 Billed Base Rent Collected	Percent of 2Q21 Billed Base Rent Collected	Percent of 3Q21 Billed Base Rent Collected
Essential tenants	99%	99%	99%	99%
Hybrid tenants	93%	95%	96%	97%
Other retail / services	89%	93%	96%	96%
Total	94%	96%	97%	97%
Rent deferrals, abatements and retro billing adjustments	4%	2%	1%	1%
Total addressed billed base rent	98%	98%	98%	98%

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended September 30, 2021 and 2020, net income was $46.1 million, or $0.15 per diluted share, and $27.9 million, or $0.09 per diluted share, respectively.
•For the nine months ended September 30, 2021 and 2020, net income was $188.9 million, or $0.63 per diluted share, and $96.8 million, or $0.32 per diluted share, respectively.

NAREIT FFO
•For the three months ended September 30, 2021 and 2020, NAREIT FFO was $115.8 million, or $0.39 per diluted share, and $106.6 million, or $0.36 per diluted share, respectively. Results for the three months ended September 30, 2021 and 2020 include items that impact FFO comparability, including a loss on extinguishment of debt, net, litigation and other non-routine legal expenses and transaction expenses of ($27.4) million, or ($0.09) per diluted share, and ($5.0) million, or ($0.02) per diluted share, respectively.
•For the nine months ended September 30, 2021 and 2020, NAREIT FFO was $385.0 million, or $1.29 per diluted share, and $338.1 million, or $1.14 per diluted share, respectively. Results for the nine months ended September 30, 2021 and 2020 include items that impact FFO comparability, including a loss on extinguishment of debt, net, litigation and other non-routine legal expenses and transaction expenses of ($31.0) million, or ($0.10) per diluted share, and ($18.4) million, or ($0.06) per diluted share, respectively.

Same Property NOI Performance
•For the three months ended September 30, 2021, the Company reported an increase in same property NOI of 14.5% versus the comparable 2020 period.
•For the nine months ended September 30, 2021, the Company reported an increase in same property NOI of 8.6% versus the comparable 2020 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.24 per common share (equivalent to $0.96 per annum) for the fourth quarter of 2021, which represents a 12% increase.
•The dividend is payable on January 18, 2022 to stockholders of record on January 5, 2022, representing an ex-dividend date of January 4, 2022.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended September 30, 2021, the Company stabilized eleven value enhancing reinvestment projects with a total aggregate net cost of approximately $52.5 million at an average incremental NOI yield of 10% and added four new reinvestment projects to its in process pipeline. Projects added include two anchor space repositioning projects and two outparcel development projects, with a total aggregate net estimated cost of approximately $5.7 million at an expected average incremental NOI yield of 9%.
•At September 30, 2021, the value enhancing reinvestment in process pipeline was comprised of 49 projects with an aggregate net estimated cost of approximately $396.3 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 16 anchor space repositioning projects with an aggregate net estimated cost of approximately $75.5 million at an expected incremental NOI yield of 8% - 14%; 13 outparcel development projects with an aggregate net estimated cost of approximately $29.7 million at an expected average incremental NOI yield of 10%; and 20 redevelopment projects with an aggregate net estimated cost of approximately $291.1 million at an expected average incremental NOI yield of 9%.
•An in-depth review of a project that highlights the Company's reinvestment expertise, Marlton Crossing (Philadelphia-Camden-Wilmington, PA-NJ-DE-MD MSA), can be found at this link: https://www.brixmor.com/blog/marlton-crossing-jim-taylor.
•Due to COVID-19, there is inherent uncertainty as it relates to the Company’s reinvestment projects, specifically with respect to expected project scopes, expected stabilization dates and expected NOI yields.

Acquisitions
•During the nine months ended September 30, 2021, the Company acquired two shopping centers, an outparcel adjacent to an existing center and land associated with an existing center and terminated a ground lease and acquired the associated land parcel at an existing center for a combined purchase price of $67.6 million.
•Subsequent to September 30, 2021, the Company acquired Pawleys Island Plaza, a 120,000 square foot grocery-anchored neighborhood shopping center located in Pawleys Island, South Carolina (Georgetown, SC MSA), for $26.3 million. Pawleys Island Plaza is anchored by a highly-productive Publix, Petco and T.J. Maxx and complements the Company's Coastal Carolina portfolio.

Dispositions
•During the three months ended September 30, 2021, the Company generated approximately $25.5 million of gross proceeds on the disposition of three shopping centers, as well as five partial properties and a land parcel, comprised of 0.3 million square feet of gross leasable area.
•During the nine months ended September 30, 2021, the Company generated approximately $128.1 million of gross proceeds on the disposition of nine shopping centers, as well as 14 partial properties and a land parcel, comprised of 1.5 million square feet of gross leasable area.

CAPITAL STRUCTURE
•As previously announced, during the three months ended September 30, 2021, the Company’s Operating Partnership, Brixmor Operating Partnership LP, issued $500.0 million aggregate principal amount of 2.500% Senior Notes due 2031. The net proceeds from the offering were utilized to redeem $500.0 million of its 3.250% Senior Notes due 2023 .
•At September 30, 2021, the Company had $1.7 billion of total liquidity, comprised of $404.4 million of cash, cash equivalents and restricted cash and $1.2 billion of availability under its Revolving Credit Facility. The Company has no debt maturities in 2021 or 2023 and only $250.0 million of debt maturities in 2022.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE
•The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2021 to $1.72 - $1.75 from $1.70 - $1.76 and same property NOI growth expectations for 2021 to 7.5% - 8.5% from 4.5% - 6.0%. which incorporates the strong results for the three months ended September 30, 2021, as well as the previously announced $0.09 per diluted share loss on extinguishment of debt, which was not included in prior guidance.
•With respect to future periods, the Company’s updated guidance:
◦Reflects anticipated transaction activity
◦Does not contemplate any tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Does not include any additional items that impact FFO comparability, including loss on extinguishment of debt, net, litigation and other non-routine legal expenses and transaction expenses, or any one-time items
•The following table provides a reconciliation of the range of the Company’s 2021 estimated net income to NAREIT FFO:

(Unaudited, dollars in millions, except per share amounts)	2021E	2021E Per Diluted Share
Net income	$261 - $270	$0.87 - $0.90
Depreciation and amortization related to real estate	321	1.08
Gain on sale of real estate assets	(71)	(0.24)
Impairment of real estate assets	2	0.01
NAREIT FFO	$513 - $522	$1.72 - $1.75

CONNECT WITH BRIXMOR
•For additional information, please visit www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, November 2, 2021 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on November 16, 2021 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13722888) or via the web through November 2, 2022 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that NAREIT FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties which have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 386 retail centers comprise approximately 68 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to approximately 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Currently, one of the most significant factors that could cause actual outcomes or results to differ materially from those indicated in these statements is the adverse effect of the current pandemic of the novel coronavirus (“COVID-19”) on the financial condition, operating results and cash flows of the Company, the Company’s tenants, the real estate market, the financial markets and the global economy. The COVID-19 pandemic has impacted us and our tenants significantly, and the extent to which it continues to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, treatment developments, public adoption rates of COVID-19 vaccines, including booster shots, and their effectiveness against emerging variants of COVID-19, such as the Delta variant, the direct and indirect economic effects of the pandemic and containment measures, and potential sustained changes in consumer behavior, among others. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	9/30/21	12/31/20
Assets
Real estate
Land	$1,736,876	$1,740,263
Buildings and tenant improvements	7,808,558	7,714,105
Construction in progress	157,229	142,745
Lease intangibles	541,433	566,448
	10,244,096	10,163,561
Accumulated depreciation and amortization	(2,785,227)	(2,659,448)
Real estate, net	7,458,869	7,504,113
Cash and cash equivalents	397,198	368,675
Restricted cash	7,166	1,412
Marketable securities	20,769	19,548
Receivables, net	229,421	240,323
Deferred charges and prepaid expenses, net	147,014	139,260
Real estate assets held for sale	42,011	18,014
Other assets	48,665	50,802
Total assets	$8,351,113	$8,342,147

Liabilities
Debt obligations, net	$5,163,375	$5,167,330
Accounts payable, accrued expenses and other liabilities	495,229	494,116
Total liabilities	5,658,604	5,661,446

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
306,115,437 and 305,621,403 shares issued and 296,988,445 and 296,494,411
shares outstanding	2,970	2,965
Additional paid-in capital	3,220,183	3,213,990
Accumulated other comprehensive loss	(17,588)	(28,058)
Distributions in excess of net income	(513,056)	(508,196)
Total equity	2,692,509	2,680,701
Total liabilities and equity	$8,351,113	$8,342,147

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/21	9/30/20	9/30/21	9/30/20
Revenues
Rental income	$290,013	$253,799	$853,407	$781,635
Other revenues	173	136	3,549	2,221
Total revenues	290,186	253,935	856,956	783,856

Operating expenses
Operating costs	32,774	24,794	92,914	80,286
Real estate taxes	39,763	42,124	124,908	126,796
Depreciation and amortization	81,724	87,488	246,356	251,334
Impairment of real estate assets	—	5,746	1,898	16,306
General and administrative	25,309	27,748	76,415	74,781
Total operating expenses	179,570	187,900	542,491	549,503

Other income (expense)
Dividends and interest	51	109	242	335
Interest expense	(48,918)	(50,991)	(147,601)	(148,197)
Gain on sale of real estate assets	11,122	13,621	49,489	23,218
Loss on extinguishment of debt, net	(27,116)	(50)	(28,345)	(10,441)
Other	390	(780)	694	(2,499)
Total other expense	(64,471)	(38,091)	(125,521)	(137,584)

Net income	$46,145	$27,944	$188,944	$96,769

Net income per common share:
Basic	$0.15	$0.09	$0.63	$0.32
Diluted	$0.15	$0.09	$0.63	$0.32
Weighted average shares:
Basic	297,188	296,562	297,165	296,982
Diluted	298,269	296,862	298,209	297,317

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/21	9/30/20	9/30/21	9/30/20

Net income	$46,145	$27,944	$188,944	$96,769
Depreciation and amortization related to real estate	80,778	86,486	243,601	248,274
Gain on sale of real estate assets	(11,122)	(13,621)	(49,489)	(23,218)
Impairment of real estate assets	—	5,746	1,898	16,306
NAREIT FFO	$115,801	$106,555	$384,954	$338,131

NAREIT FFO per diluted share	$0.39	$0.36	$1.29	$1.14
Weighted average diluted shares outstanding	298,269	296,862	298,209	297,317

Items that impact FFO comparability
Litigation and other non-routine legal expenses	$(145)	$(4,835)	$(2,474)	$(7,395)
Loss on extinguishment of debt, net	(27,116)	(50)	(28,345)	(10,441)
Transaction expenses	(154)	(163)	(203)	(588)
Total items that impact FFO comparability	$(27,415)	$(5,048)	$(31,022)	$(18,424)
Items that impact FFO comparability, net per share	$(0.09)	$(0.02)	$(0.10)	$(0.06)

Additional Disclosures
Straight-line rental income, net (1)	$4,951	$(2,974)	$10,627	$(11,533)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	1,974	3,281	6,326	9,802
Straight-line ground rent expense (2)	(32)	(35)	(120)	(105)

Dividends declared per share	$0.215	$—	$0.645	$0.285
Dividends declared	$63,852	$—	$191,546	$84,488
Dividend payout ratio (as % of NAREIT FFO)	55.1%	—%	49.8%	25.0%

(1) Includes straight-line rental income reversals of $0.6 million and $11.3 million for the three months ended September 30, 2021 and 2020, respectively, and $2.9 million and $30.7 million for the nine months ended September 30, 2021 and 2020, respectively. Additionally, in connection with returning certain tenants to the accrual basis of accounting, the Company recognized $0.8 million of straight-line rental income during the three and nine months ended September 30, 2021 that had previously been reversed.
(2) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Nine Months Ended
	9/30/21	9/30/20	Change	9/30/21	9/30/20	Change
Same Property NOI Analysis
Number of properties	373	373	—	371	371	—
Percent billed	88.1%	88.1%	—%	88.2%	88.2%	—%
Percent leased	91.5%	91.3%	0.2%	91.6%	91.5%	0.1%

Revenues
Base rent	$203,008	$199,618		$597,873	$600,333
Expense reimbursements	60,585	59,041		179,829	177,524
Revenues deemed uncollectible	3,756	(20,932)		1,748	(52,711)
Ancillary and other rental income / Other revenues	5,171	4,145		17,306	13,728
Percentage rents	887	594		4,503	3,395
	273,407	242,466	12.8%	801,259	742,269	7.9%
Operating expenses
Operating costs	(31,907)	(25,027)		(88,922)	(76,979)
Real estate taxes	(38,747)	(40,427)		(120,160)	(119,783)
	(70,654)	(65,454)	7.9%	(209,082)	(196,762)	6.3%
Same property NOI	$202,753	$177,012	14.5%	$592,177	$545,507	8.6%

NOI margin	74.2%	73.0%		73.9%	73.5%
Expense recovery ratio	85.7%	90.2%		86.0%	90.2%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements	$450	0.2%		$(2,603)	(0.5)%
Base rent - COVID-19 rent deferrals (lease modifications) and rent abatements	2,940	1.7%		143	0.0%
Revenues deemed uncollectible	24,688	13.9%		54,459	10.0%
Net expense reimbursements	(3,656)	(2.1)%		(10,015)	(1.8)%
Ancillary and other rental income / Other revenues	1,026	0.6%		3,578	0.7%
Percentage rents	293	0.2%		1,108	0.2%
		14.5%			8.6%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$202,753	$177,012		$592,177	$545,507
Adjustments:
Non-same property NOI	6,004	8,339		22,668	28,575
Lease termination fees	1,999	1,394		7,456	4,528
Straight-line rental income, net	4,951	(2,974)		10,627	(11,533)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	1,974	3,281		6,326	9,802
Straight-line ground rent expense	(32)	(35)		(120)	(105)
Depreciation and amortization	(81,724)	(87,488)		(246,356)	(251,334)
Impairment of real estate assets	—	(5,746)		(1,898)	(16,306)
General and administrative	(25,309)	(27,748)		(76,415)	(74,781)
Total other expense	(64,471)	(38,091)		(125,521)	(137,584)
Net income	$46,145	$27,944		$188,944	$96,769

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